UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 26, 2010, Bunge Limited (“Bunge”), and two of its wholly owned subsidiaries, Bunge Brasil Holdings B.V. (“BBH”) and Bunge Fertilizantes S.A. (“BFE” and, together with BBH, the “Sellers”), entered into a Share Purchase and Sale Agreement and Other Covenants (as amended, the “Purchase Agreement”) with Vale S.A. (“Vale”) and Mineração Naque S.A., an affiliate of Vale (the “Buyer”), pursuant to which the Buyer agreed to acquire Bunge’s fertilizer nutrients assets in Brazil through the acquisition of all the outstanding shares of Bunge Participações e Investimentos S.A. (“BPI”) (the “Transaction”).

The closing of the Transaction occurred on May 27, 2010.  The aggregate purchase price for the Transaction was approximately $3.9 billion in cash.  Net proceeds after taxes, transaction fees and expenses are expected to be approximately $3.5 billion.  The purchase price is subject to a post-closing adjustment to reflect differences in BPI’s net debt and working capital between December 31, 2009 and the closing date.

The parties, or their respective affiliates, entered into several ancillary agreements, including a transition services agreement and a supply agreement pursuant to which the Buyer will supply BFE with certain phosphate fertilizer products for use by BFE in its retail fertilizer business that is not being sold pursuant to the Transaction.

The foregoing descriptions of the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement.  The Purchase Agreement was filed as Exhibit 2.1 to Bunge’s Annual Report on Form 10-K for the year ended December 31, 2009 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 27, 2010, Bunge issued a press release announcing the closing of the Transaction.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(b)           Pro Forma Financial Information

The unaudited pro forma consolidated financial information of Bunge for the year ended December 31, 2009, and as of and for the three-month period ended March 31, 2010, giving effect to the Transaction are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 27, 2010.

99.2	Unaudited Pro Forma Consolidated Financial Information of Bunge Limited for the year ended December 31, 2009, and as of and for the three-month period ended March 31, 2010.

Cautionary Statement Concerning Forward-Looking Statements

This document contains both historical and forward-looking statements.  All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities.  We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions.  These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  The following important factors, among others, could affect our business and financial performance: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business, fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances, including the transactions discussed herein; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally.  The forward-looking statements included herein are made only as of the date hereof, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 3, 2010

BUNGE LIMITED

By: /s/	Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel and Assistant Secretary

EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated May 27, 2010.

99.2	Unaudited Pro Forma Consolidated Financial Information of Bunge Limited for the year ended December 31, 2009 and as of and for the three-month period ended March 31, 2010.